                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                             Vical Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                        [LOGO]

                                  VICAL INCORPORATED
                          9373 Towne Centre Drive, Suite 100
                                 San Diego, CA 92121
                                    (619) 453-9900


                                    April 13, 1999




Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Vical Incorporated which will be held on Thursday, May 27, 1999, at 9:00 a.m. (San Diego time), at the San Diego Marriott La Jolla, 4240 La Jolla Village Drive, La Jolla, California.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope addressed to ChaseMellon Shareholder Services, L.L.C., our agent, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Company's Annual Report to Stockholders is also enclosed.

     The Board of Directors and Management look forward to seeing you at the meeting.


                                        Sincerely yours,

                                        /s/ Alain B. Schreiber

                                        Alain B. Schreiber, M.D.
                                        President and Chief Executive Officer

                                  VICAL INCORPORATED

                                     ------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD MAY 27, 1999

                                     ------------

To the Stockholders of Vical Incorporated:

     The Annual Meeting of Stockholders of Vical Incorporated, a Delaware corporation (the "Company") will be held at the San Diego Marriott La Jolla, 4240 La Jolla Village Drive, La Jolla, California, on Thursday, May 27, 1999, at 9:00 a.m. (San Diego time), for the following purposes:

     1.   To elect two Class I directors;

     2. To consider and vote upon a proposal to amend the Company's Stock Incentive Plan;

     3. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

     Stockholders of record as of the close of business on April 5, 1999, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available at the Secretary's office, 9373 Towne Centre Drive, Suite 100, San Diego, for ten days before the meeting.

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE MEETING.


                                   By Order of the Board of Directors.

                                   /s/ Martha J. Demski

                                   Martha J. Demski
                                   Vice President, Chief Financial Officer,
                                   Secretary and Treasurer


San Diego, California
April 13, 1999

                                  VICAL INCORPORATED

                                     ------------

                                   PROXY STATEMENT

                                     ------------


                    INFORMATION CONCERNING SOLICITATION AND VOTING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Vical Incorporated, a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at the San Diego Marriott La Jolla, 4240 La Jolla Village Drive, La Jolla, California, on Thursday, May 27, 1999, and any adjournment thereof (the "Annual Meeting"). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominees for directors listed in this Proxy Statement and FOR approval of Proposals 2 and 3 described in the Notice of Annual Meeting and in this Proxy Statement.

     Stockholders of record at the close of business on April 5, 1999, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, the Company had approximately 16,190,313 shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

     Directors are elected by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock. The Company has retained Beacon Hill Partners, Inc. at a cost of approximately $2,500 to assist in the solicitation of proxies.

     Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Vical Incorporated, Investor Relations, 9373 Towne Centre Drive, Suite 100, San Diego, California, 92121-3088; (619) 646-1127. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by May 1, 1999.

     This Proxy Statement and the accompanying form of proxy are being mailed on or about April 13, 1999, to all stockholders entitled to vote at the meeting.


                                      IMPORTANT

     PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

                                      PROPOSAL 1

                                ELECTION OF DIRECTORS

NOMINEES

     The Company has three classes of directors, with each class serving staggered three-year terms. Two Class I directors are to be elected at the Annual Meeting to serve until the 2002 Annual Meeting and until their respective successors shall have been elected and qualified or until such directors' earlier resignation, removal from office, death or incapacity. The terms of the three Class II and three Class III directors expire in 2000 and 2001, respectively.

     Unless authority to vote for directors is withheld, it is intended that the shares represented by the enclosed proxy will be voted for the election of Dr. Alain B. Schreiber and Mr. Philip M. Young as Class I directors. Dr. Schreiber and Mr. Young are currently members of the Board of Directors of the Company. Each of the nominees has been nominated as a Class I director by the Company's Board of Directors. In the event any of such nominees becomes unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of the other nominees and such other nominee as the Board of Directors may select. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve.

     There are no family relationships among executive officers or directors of the Company.

     Set forth below is information regarding the nominees for Class I directors and the continuing directors of Class II and Class III.


Class I

     ALAIN B. SCHREIBER, M.D., age 43, has been President, Chief Executive Officer and a director of the Company since May 1992. Prior to joining the Company, Dr. Schreiber held various executive level positions at Rhone-Poulenc Rorer Inc. from July 1985 to April 1992, most recently as Senior Vice President of Discovery Research. From October 1982 to June 1985, Dr. Schreiber served as Biochemistry Department Head at Syntex Research. Dr. Schreiber is a director of Spiros Development Corporation and one privately held company. Dr. Schreiber is also an appointed Advisor for Foreign Trade for Belgium. He received his undergraduate degree and M.D. from the Free University of Brussels, after which he was awarded a research fellowship in immunology at the Weizmann Institute.

     PHILIP M. YOUNG, age 59, has been a director of the Company since February 1992. He has been a general partner of U.S. Venture Partners, a venture capital firm, since April 1990. Mr. Young is a director of The Immune Response Corporation, Zoran Corporation, CardioThoracic Systems, Inc., 3Dfx Interactive, Inc. and several privately held companies. He received a B.M.E. from Cornell University, an M.S. from George Washington University and an M.B.A. from the Harvard Business School.

Class II

     ROBERT C. BELLAS, JR., age 57, has been a director of the Company since September 1988. Mr. Bellas has been a General Partner with Morgenthaler Ventures since 1984, where he is responsible for the firm's investments in healthcare services, medical devices and biomedical ventures. Morgenthaler Ventures provided early venture capital financing to such companies as Arbor Health Care Company, Athena Neurosciences, Inc., Cardiovascular Imaging Systems, Inc., Cytel Corporation, Gliatech Inc., The Liposome Company, Medaphis Corporation, Perclose, Inc., Ribozyme Pharmaceuticals, Inc., Sequana Therapeutics, Inc. and Verifone, Inc. Mr. Bellas also serves as a director of CardioThoracic Systems, Inc., as well as several privately held healthcare companies. From 1980 to 1983, Mr. Bellas served as Vice President and General Manager of the Crystal & Electronics Division of Harshaw Chemical Company, a subsidiary of Gulf Oil Corporation. Between 1973 and 1980, he held marketing and management positions with Acurex Corporation and EMI Therapy Systems.
Mr. Bellas has a B.S. in Engineering from the U.S. Naval Academy and an M.B.A. from the Stanford University Graduate School of Business.

     FRED A. MIDDLETON, age 49, has been a director of the Company since August 1990. Since 1987, he has been a General Partner of Sanderling Ventures, a venture capital firm specializing in the development of early stage biomedical companies. From 1978 to 1984, Mr. Middleton was a member of the start-up management team of Genentech, Inc., where he served as Vice President, Finance and Corporate Development and President of Genentech Development Corporation. From 1984 to 1986, he was Managing General Partner of Morgan Stanley Ventures. He also serves as a director of Regeneron Pharmaceuticals, Inc. and SkyePharma PLC and as a director of several privately held biomedical companies. He received his B.S. in Chemistry from the Massachusetts Institute of Technology and an M.B.A. from the Harvard Business School.

     M. BLAKE INGLE, age 56, has been a director of the Company since June 1996. Dr. Ingle was from 1993 to 1996 Chief Executive Officer of Canji Inc., a privately held gene therapy company acquired by Schering Plough in 1996, and served from 1995 to 1996 as Acting Chief Executive Officer of Telios Pharmaceuticals, Inc., a biotechnology company acquired by Integra Life Sciences in 1996. Dr. Ingle previously worked with Bayer and from 1980 to 1993 Dr. Ingle held a variety of positions with IMCERA Group, Inc. (subsequently Mallinckrodt, Inc., a healthcare and chemical products company), including Chief Scientific Officer, Chief Financial Officer and President of its Pittman Moore division and most recently as President and Chief Executive Officer of IMCERA Group, Inc.
Dr. Ingle also serves as a member of the Board of Directors of Corvas International, Inc. and Synbiotics Corporation. He received his B.S. degree from Fort Lewis College and his M.S. and Ph.D. from Colorado State University.


Class III

     PATRICK F. LATTERELL, age 40, has been a director of the Company since February 1992. He has been a General Partner with Venrock Associates, a venture capital firm, since 1989. From 1985 to 1989, he was a General Partner at Rothschild Ventures Inc., a venture capital firm ("Rothschild"), where he was responsible for Rothschild's healthcare ventures. Prior to joining Rothschild, Mr. Latterell was Manager of Corporate Development with Syntex Corporation from 1983 through 1985. Mr. Latterell currently serves as a director of several privately held biomedical companies. He received S.B. degrees in Biological Sciences and Economics from the Massachusetts Institute of Technology and an M.B.A. from the Stanford University Graduate School of Business.

     GARY A. LYONS, age 48, has been a director of the Company since March 1997. He has been President, Chief Executive Officer and Director of Neurocrine Biosciences, Inc., a neuroimmunology biopharmaceutical company, since 1993.
From 1983 to 1993, Mr. Lyons held various executive positions at Genentech, Inc., including Vice President of Business Development, Vice President of Sales, and Director of Sales and Marketing. From 1973 to 1983, Mr. Lyons worked with American Critical Care, serving as Director of Sales from 1980 to 1983. Mr. Lyons holds a B.A. in Marine Biology from the University of New Hampshire and an M.B.A. from Northwestern University, JL Kellogg Graduate School of Management.

     DALE A. SMITH, age 67, has been a director of the Company since August 1995. From 1979 until his retirement in July 1995, Mr. Smith was Group Vice President of Baxter International Inc., where he was responsible for the biotechnology group and various corporate research groups including applied sciences, blood substitutes, venture technology and Baxter International Inc.'s European research center. Currently he serves as a business advisor to several companies and as a Board Member of Cerus Corporation in Concord, California. Mr. Smith holds a B.A. in Business Administration from the University of Washington, Seattle.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR CLASS I DIRECTOR SET FORTH ABOVE.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held seven meetings during the year ended December 31, 1998. The Board of Directors has appointed a Compensation Committee, a Stock Plan Committee and an Audit Committee. The Board of Directors has not appointed a Nominating Committee.

     The members of the Compensation Committee are Mr. Bellas, Dr. Ingle and Mr. Latterell. The Compensation Committee held four meetings during 1998. The Compensation Committee's functions are to assist in the implementation of, and provide recommendations with respect to general and specific compensation policies and practices of the Company.

     The members of the Stock Plan Committee are Mr. Bellas, Dr. Ingle and Mr. Latterell. The Stock Plan Committee held five meetings during 1998. The Stock Plan Committee's functions are to assist in the administration of, and grant options under, the Stock Incentive Plan of Vical Incorporated (the "Stock Incentive Plan") and to administer the 1992 Directors' Stock Option Plan of Vical Incorporated (the "1992 Directors' Stock Plan").

     The members of the Audit Committee are Mr. Middleton, Mr. Smith and Mr. Young. The Audit Committee held one meeting during 1998. The Audit Committee's functions are to review the scope of the annual audit, monitor the independent auditor's relationship with the Company, advise and assist the Board of Directors in evaluating the auditor's examination, supervise the Company's financial and accounting organization and financial reporting, and nominate for stockholder approval at the annual meeting, with the approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed.

DIRECTORS' COMPENSATION

     Non-employee directors receive an annual fee of $10,000 for service on the Board of Directors and an additional annual fee of $4,000 for service on one or more committees of the Board of Directors. All fees are paid on or about February 15 following the year during which services were rendered. Directors are reimbursed for their expenses for each meeting attended. Under the 1992 Directors' Stock Plan, options to purchase a total of 202,500 shares of Common Stock were granted to non-employee directors. Under the Stock Incentive Plan, as amended, each new non-employee director of the Company, on the date of his or her election to the Board, will receive an option to purchase 20,000 shares of Common Stock at the fair market value on the date of grant. These options will generally vest 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over three years. Each non-employee director who has served on the Board for at least six months on the date of each of the Company's regular annual meetings also receives an annual grant of an option to purchase 12,500 shares which shall become exercisable in full on the date of the regular annual meeting of stockholders following the date of grant. Of the shares available under the Stock Incentive Plan, no more than 30% in the aggregate are available for grant to non-employee directors. The Board of Directors may provide discretionary grants to non-employee directors. Under the Stock Incentive Plan, options to purchase 105,000 shares of Common Stock were granted in 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Mr. Bellas, Dr. Ingle and Mr. Latterell, who are non-employee directors. The Stock Plan Committee of the Board of Directors also consists of Mr. Bellas, Dr. Ingle and Mr. Latterell.

                                 CERTAIN TRANSACTIONS

     See "Executive Compensation" and "Employment Agreements."

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information as of March 15, 1999, as to shares of the Company's Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Company's officers named under "Executive Compensation--Summary Compensation Table," and
(iv) all directors and executive officers of the Company as a group.


                                                   Shares         Percentage
                                                Beneficially     Beneficially
                                                  Owned(1)          Owned
                                                ------------     ------------
State of Wisconsin Investment Board(2)........   1,433,600          8.85%
     P.O. Box 7842, Madison, WI 53707
Alain B. Schreiber(3).........................     553,375          3.38%
Deirdre Y. Gillespie(4).......................      25,000          *
Martha J. Demski(5)...........................     128,257          *
Jon A. Norman(6)..............................      84,563          *
George J. Gray(7).............................      83,625          *
Robert C. Bellas, Jr.(8)......................      39,766          *
Patrick F. Latterell(9).......................      79,201          *
Gary A. Lyons (10)............................      10,000          *
Fred A. Middleton(11).........................     168,664          1.04%
Philip M. Young(12)...........................      55,045          *
Dale A. Smith(13).............................      34,063          *
M. Blake Ingle(14)............................      22,813          *
All directors and executive officers as a
  group (13 persons)(15)......................   1,345,998          7.68%


------------------
*    Less than 1%.

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Based on a Schedule 13G provided to the Company by the State of Wisconsin Investment Board dated January 16, 1999.

(3) Includes 6,570 shares held in trust for the benefit of Dr. Schreiber's children and 173,125 shares subject to stock options exercisable on March 15, 1999, or within 60 days thereafter.

(4) Includes 25,000 shares subject to stock options exercisable on March 15, 1999, or within 60 days thereafter.

(5) Includes 2,300 shares held in trust for the benefit of Ms. Demski's child and 45,375 shares subject to stock options exercisable on March 15, 1999, or within 60 days thereafter.

(6) Includes 84,563 shares subject to stock options exercisable on March 15, 1999, or within 60 days thereafter.

(7) Includes 43,625 shares subject to stock options exercisable on March 15, 1999, or within 60 days thereafter.

(8) Includes 20,000 shares subject to stock options exercisable on March 15, 1999, or within 60 days thereafter. Also includes 4,225 shares held by the Bellas Family Partnership. Mr. Bellas is the managing partner of the Bellas Family Partnership and may be deemed to share voting and investment power of such shares. Mr. Bellas disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(9) Includes 50,000 shares subject to stock options exercisable on March 15, 1999, or within 60 days thereafter.

(10) Includes 10,000 shares subject to options exercisable on March 15, 1999 or within 60 days thereafter.

(11) Includes 50,000 shares subject to stock options exercisable on March 15, 1999, or within 60 days thereafter. Also includes 70,577 shares held by Sanderling Venture Partners II, L.P., which is managed by Sanderling Ventures, its general partner. Also includes 37,626 shares held by Middleton-McNeil Associates. Mr. Middleton is a general partner of Sanderling and of Middleton-McNeil Associates and may be deemed to share voting and investment control of these shares. Mr. Middleton disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 3,000 shares held by trusts for the benefit of Mr. Middleton's children.

(12) Includes 50,000 shares subject to stock options exercisable on March 15, 1999, or within 60 days thereafter. Includes 45 shares held by BHMS Partners III, L.P. in which Mr. Young is a general partner, and he may be deemed to share voting and investment power with respect to such shares. Mr. Young disclaims beneficial interest in such shares except to the extent of his pecuniary interest therein.

(13) Includes 34,063 shares subject to stock options exercisable on March 15, 1999, or within 60 days thereafter.

(14) Includes 22,813 shares subject to stock options exercisable on March 15, 1999, or within 60 days thereafter.

(15) Includes all shares referenced in notes (3) through (15) including 637,690 shares subject to stock options exercisable on March 15, 1999, or within 60 days thereafter.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation for services rendered in all capacities to the Company for the fiscal years ended December 31, 1996, 1997 and 1998, of (i) the Company's Chief Executive Officer and (ii) the Company's four most highly compensated executive officers whose total annual salary and bonus for fiscal year 1998 exceeded $100,000 (the "Named Officers").

                          SUMMARY COMPENSATION TABLE


                                                                                             Long-Term
                                             Annual Compensation                            Compensation
                                    -------------------------------------------------  -----------------------
                                                                                       Restricted   Securities
Name and                                                                Other Annual     Stock      Underlying    All Other(3)
Principal Position                  Year    Salary($)     Bonus($)    Compensation($)   Awards($)   Options(#)   Compensation($)
------------------                  ----    ---------     --------    ---------------   ---------   ----------   ---------------
Alain B. Schreiber                  1998     315,000      80,000                                      34,400        4,410
  President and Chief               1997     300,000      75,000            --             --         40,000        4,200
  Executive Officer                 1996     290,000      75,000            --             --         50,000        4,060

Deirdre Y. Gillespie                1998     179,167      45,000            --             --        121,600        2,580
  Executive Vice
  President and
  Chief Business
  Officer(1)

Martha J. Demski                    1998     173,000      27,000            --             --         17,600        3,114
  Vice President and                1997     165,000      25,000            --             --         20,000        2,970
  Chief Financial                   1996     155,000      25,000            --             --         20,000        2,790
  Officer

Jon A. Norman                       1998     179,000      27,000            --             --         17,600        3,222
  Vice President,                   1997     170,000      30,000            --             --         23,000        3,060
  Research                          1996     160,000      25,000        25,009(2)          --         20,000        2,880

George J. Gray                      1998     168,000      27,000                                      19,800        3,024
  Vice President,                   1997     160,000      25,000            --             --         20,000        2,880
  Operations                        1996     150,000      25,000            --             --         20,000        2,700



-----------------------
(1) In connection with Dr. Gillespie's joining the Company in March 1998, the Company loaned her $90,000 interest-free, which loan will be forgiven in equal installments over three years.

(2) In connection with Dr. Norman's joining the Company in January 1993, the Company loaned him $75,000 interest-free, which loan was forgiven in equal installments over three years. Amount for 1996 includes $25,000 representing forgiveness of the last one-third of the loan principal and $9 of implied interest income relating to this loan for the year ended December 31, 1996. See "--Employment Agreements."

(3) Represents matching contribution by the Company under the Company's 401(k) plan.

STOCK OPTION GRANTS IN 1998 FISCAL YEAR

     The following tables summarize option grants to, and exercises by, the Company's Chief Executive Officer and the Named Officers during fiscal 1998, and the value of the options held by each such person at the end of fiscal 1998.

                                OPTION GRANTS IN 1998



                                                                                          Potential
                                                                                     Realizable Value at
                                                                                    Assumed Annual Rates
                                                                                    of Stock Appreciation
                                                 Individual Grants                    for Option Term(4)
                            ----------------------------------------------------    ---------------------
                              Number of        % of
                             Securities    Total Options
                             Underlying      Granted to   Exercise
                               Options      Employees in    Price     Expiration
Name                        Granted(#)(1)   Fiscal Year   ($/Sh)(2)     Date(3)       5%($)        10%($)
----                        -------------   -----------   ---------   ----------    --------    ---------
Alain B. Schreiber            34,400           7.0         15.50      12/4/08       335,327       849,783

Deirdre Y. Gillespie         100,000          20.4         15.25       3/2/08       959,064     2,430,457
                              21,600           4.4         15.50      12/4/08       210,554       533,585

Martha J. Demski              17,600           3.6         15.50      12/4/08       171,562       434,773

Jon A. Norman                 17,600           3.6         15.50      12/4/08       171,562       434,773

George J. Gray                19,800           4.0         15.50      12/4/08       193,008       489,120



---------------

(1) Options granted in 1998 vest 25% on the first anniversary of the date of grant, with the remaining shares vesting quarterly over three years. All such options vest in the event of a change in control of the Company.

(2) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(3) The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. The amounts reflected in this table may not necessarily be achieved.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998 AND FISCAL YEAR END OPTION
VALUES

     The following table contains information relating to the exercise of options by the Company's Chief Executive Officer and the Named Officers during fiscal 1998.


                         AGGREGATED OPTION EXERCISES IN 1998
                           AND 1998 YEAR-END OPTION VALUES



                                                                     Number of                     Value of
                                                              Unexercised Securities              Unexercised
                                                               Underlying Options at        In-the-Money Options at
                                                                  December 31, (#)            December 31, ($)(1)
                           Shares Acquired     Value        ---------------------------   ---------------------------
Name                       on Exercise (#)   Realized ($)   Exercisable   Unexercisable   Exercisable   Unexercisable
----                       ---------------   ------------   -----------   -------------   -----------   -------------
Alain B. Schreiber                --               --        165,000          99,400       532,187          49,061

Deirdre Y. Gillespie              --               --             --         121,600            --              --

Martha J. Demski               4,684           26,719         42,250          45,100        30,047          12,499

Jon A. Norman                 20,000          304,100         81,250          47,350       651,348          12,569

George J. Gray                    --               --         40,500          47,300        96,625          12,499



____________

(1) Calculated on the basis of the fair market value of the underlying securities at December 31, 1998 ($14.1875 per share), minus the exercise price.


EMPLOYMENT AGREEMENTS

     In 1992, the Company entered into an employment agreement with Alain B. Schreiber pursuant to which Dr. Schreiber was employed as President and Chief Executive Officer at an annual base salary of at least $225,000. Pursuant to this agreement, Dr. Schreiber also purchased 412,500 shares of Common Stock for $66,000, which vested over four years. This agreement expired on April 17, 1996.

     In 1992, the Company entered into an employment agreement with Jon A. Norman pursuant to which Dr. Norman joined the Company in January 1993 as Vice President, Research at an annual base salary of at least $130,000. In connection with the agreement, Dr. Norman received an option to purchase 80,000 shares of Common Stock at a per share exercise price of $.32, which option vested over four years.

     In 1992, the Company entered into an employment agreement with George J. Gray pursuant to which Mr. Gray is employed as Vice President, Operations at an annual base salary of at least $100,000. In connection with the agreement, Mr. Gray received an option to purchase 40,000 shares of Common Stock at a per share exercise price of $.16, which option vested over four years. If Mr. Gray is terminated without cause or resigns for specified reasons, the Company has agreed to pay him six months base salary.

     In 1994, the Company entered into an employment agreement with Martha J. Demski pursuant to which Ms. Demski was employed as Vice-President and Chief Financial Officer at an annual base salary of at least $140,000. This agreement expired on February 21, 1998.

PENSION AND LONG-TERM INCENTIVE PLANS

     The Company has no pension or long-term incentive plans.

                 REPORT OF THE COMPENSATION AND STOCK PLAN COMMITTEES OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


                           COMMITTEE REPORT TO STOCKHOLDERS


     THIS REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

INTRODUCTION

     The Compensation and Stock Plan Committees of the Board of Directors of the Company (the "Committees") are pleased to present their report on executive compensation. The report's objective is to assist stockholders in understanding the Committees' objectives and procedures in establishing the compensation of the Company's executive officers and describes the basis on which compensation determinations for 1998 were made by the Committees. In making their determinations, the Committees have relied, in part, on geographic and competitive considerations, independent surveys of compensation of management of companies in the biotechnology and pharmaceutical industries, including companies included in the Nasdaq Pharmaceutical Stock Index used in the Company's Stock Price Performance Graph set forth in this proxy statement, and recommendations of management.


COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Committees believe that a well-designed compensation program for the Company's executive officers should:

     Align the goals of the executive with the goals of the stockholder by creating and enhancing stockholder value through the accomplishment of strategic corporate objectives and by providing management with longer term incentives through equity ownership by management.

     Recognize individual initiative, effort, and achievement.

     Provide total compensation that enables the Company to compete with companies in the pharmaceutical and biotechnology industries, in order to attract and retain high-caliber candidates on a long-term basis.

     Align compensation with the Company's short-term and long-term corporate objectives and strategy, focusing executive behavior on the fulfillment of those objectives.

KEY ELEMENTS OF EXECUTIVE COMPENSATION

          Because the Company is still in the process of developing its proprietary products and so has not yet brought any such products to market, the use of traditional performance standards, such as profit levels and return on equity, are not appropriate in the evaluation of executive officer performance. Therefore, executive officer compensation is based primarily on the Company's achievement of certain business objectives, including the completion of financings, the achievement of product development milestones, the initiation and continuation of corporate collaborations, and the issuance of patents relating to the Company's proprietary technology, as well as individual contribution and achievement of individual business objectives by each of such officers. Corporate and individual objectives are established at the beginning of each fiscal year. Performance by the Company and executive officers is measured by reviewing and determining if the corporate and individual objectives have been accomplished. Currently, the Company's compensation structure for executive officers includes a combination of base salary, bonus and stock options.

     BASE SALARY AND BONUS. Cash compensation amounts are based primarily upon the competitive market for the executive officers' services determined through comparisons with companies of similar size and/or complexity in the pharmaceutical and biotechnology industries. Compensation of the Company's officers is intended to fall at the median point of the range of compensation for officers of comparable companies. Such compensation is tailored to executive officers based on individual performance in the achievement of the individual's and Company's objectives. This performance is compared to these objectives annually.

     LONG-TERM INCENTIVES. Long-term incentives are provided by means of periodic grants of stock options. The Stock Incentive Plan is administered by the Company's Stock Plan Committee, a committee of non-employee directors of the Company. The Stock Plan Committee believes that by granting executive officers an opportunity to obtain and increase their personal ownership of Company stock, the best interests of stockholders and executives will be more closely integrated. The options have exercise prices equal to fair market value on the date of grant, vest over a four-year period, and expire ten years from the date of grant. Vesting ceases should the executive leave the Company's employ.
These vesting provisions of the option plan serve to retain qualified employees, providing continuing benefits to the Company beyond those achieved in the year of grant. Therefore, executive officers, as well as all full-time employees, are eligible to receive stock options periodically at the discretion of the Committee. Consideration is given to the executive officer's performance against the accomplishment of corporate objectives, to comparisons with other biotechnology companies at similar stages of development, to the number of options previously granted to each executive officer and to the extent of vesting of options and/or restricted stock previously awarded to each executive officer. The Company targets its awards to be at the median point of the range for awards made to executive officers of comparable companies.

CEO COMPENSATION

     The annual salary of Alain B. Schreiber, M.D., the Company's President and Chief Executive Officer was $315,000 at the end of fiscal year 1998; a $15,000 increase over his 1997 salary. Additionally, Dr. Schreiber was granted a cash bonus of $80,000 and incentive stock options for 34,400 shares in December 1998. In establishing Dr. Schreiber's salary base and increase for 1998 and the granting of the incentive stock options, the Committees recognized Dr. Schreiber's efforts in advancing the development and growth of the Company and the corporate objectives achieved in 1998. Specifically, corporate objectives achieved included the expansion of its patent portfolio, including a key patent covering lipid-mediated naked DNA immunization in any tissue, and advancements in clinical trials. These advancements included the following:

     - initiation of Phase III and Phase II registration trials with ALLOVECTIN-7 in patients with advanced metastatic melanoma;

     - initiation of Phase II efficacy trial with LEUVECTIN in patients with advanced metastatic kidney cancer;

     - demonstration of potent T-cell immune response with naked DNA malaria vaccine in man; and

     - initiation of Phase I/II safety and efficacy trial with naked DNA melanoma vaccine in collaboration with National Cancer Institute.

Additional achievements included the Company's receiving $1 million from Merial for the extension of the option agreement for animal health vaccines. The Company also entered into new license and option agreements with Centocor, Inc. for new cancer vaccine targets and with Boston Scientific Corporation for catheter-based gene delivery technology, resulting in payments to Vical in 1998 of $2.2 million and $1.1 million, respectively. The Company signed an agreement with the Office of Naval Research which may provide up to $2.7 million of funding for the development of a potential DNA vaccine against malaria. The Committees determined that these accomplishments were critical to the Company's future growth and enhancement of stockholder value and, accordingly, determined to reward Dr. Schreiber for his efforts on behalf of the Company.


MISCELLANEOUS

     Section 162(m) of the Internal Revenue Code disallows the deductibility by the Company of any compensation over $1 million per year paid to each of the chief executive officer and four other most highly compensated executive officers, unless certain criteria are satisfied. The Stock Incentive Plan qualifies for exemption from the $1 million limit on deductions under Section 162(m) with respect to option grants under the Stock Incentive Plan.

     This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference and shall not otherwise be deemed filed under such Acts.


COMPENSATION COMMITTEE        STOCK PLAN COMMITTEE

Robert C. Bellas, Jr.         Robert C. Bellas, Jr.
Patrick F. Latterell          Patrick F. Latterell
M. Blake Ingle                M. Blake Ingle

                            STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. and Foreign) (the "Nasdaq Composite Index") and the CRSP Total Return Index for the Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index").(1) The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                                       [GRAPH]



                                12/31/93    12/30/94     12/29/95    12/31/96     12/31/97    12/31/98
                                --------    --------     --------    --------     --------    --------
     Vical Incorporated....... $100.00       $61.11      $89.82      $122.22      $88.89      $105.10
     Nasdaq Composite.........  100.00        97.00      136.23       166.79      203.98       281.69
     Nasdaq Pharmaceutical....  100.00        75.26      138.04       138.47      142.98       183.02



     Assumes a $100 investment on December 31, 1993, in each of the Company's Common Stock, the securities comprising the Nasdaq Composite Index, and the securities comprising the Nasdaq Pharmaceutical Index.

(1) The Nasdaq Pharmaceutical Index includes all companies listed on the Nasdaq Stock Market under the SIC Code 283.

                                      PROPOSAL 2

                        AMENDMENT OF THE STOCK INCENTIVE PLAN

     The Stock Incentive Plan of Vical Incorporated was adopted by the Company's Board of Directors in October 1992, and the most recent amendment and restatement approved by the Company's stockholders was effective as of May 28, 1998. This proposed amendment of the Stock Incentive Plan will be effective as of March 2, 1999, if approved by the Company's stockholders at the Annual Meeting.

                                SUMMARY OF AMENDMENTS

     The amendment to the Stock Incentive Plan approved by the Board of Directors and submitted for stockholder approval would increase the number of shares of Common Stock reserved for issuance under the Stock Incentive Plan by 750,000 shares.


                     DESCRIPTION OF AMENDED STOCK INCENTIVE PLAN

     The following description of the Stock Incentive Plan is a summary only. It is subject to, and qualified in its entirety by the full text of the Stock Incentive Plan, substantially in the form in which it will take effect if Proposal 2 is approved by the stockholders. Any stockholder who wishes to review the text of the Stock Incentive Plan can obtain a copy by writing to the Company, Attention: Investor Relations.

PURPOSE

     The purpose of the Stock Incentive Plan is to offer employees and non-employee directors an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include NSOs as well as ISOs intended to qualify under Section 422 of the Internal Revenue Code ("Code").

ADMINISTRATION

     The Stock Incentive Plan is administered by a committee of the Board (the "Stock Plan Committee") consisting exclusively of non-employee directors of the Company, who are appointed by the Board. The Board may act on its own behalf with respect to non-employee directors and may also appoint one or more separate committees consisting of one or more officers of the Company, who need not be directors of the Company and who need not satisfy the foregoing requirements, who may administer the Plan with respect to employees who are not "covered employees" under Section 162(m)(3) of the Code and who are not required to report pursuant to Section 16(a) of the Securities Exchange Act of 1934.
Subject to the limitations set forth in the Stock Incentive Plan, the Stock Plan Committee has discretion to determine to whom options will be granted, the type, number and vesting requirements of the shares to be granted, and to interpret the Stock Incentive Plan and adopt rules thereunder and to make all other decisions relating to the operation of the Stock Incentive Plan.

ELIGIBILITY AND SHARES SUBJECT TO THE STOCK INCENTIVE PLAN

     Under the Stock Incentive Plan, 3,200,000 shares of Common Stock have been reserved for issuance (750,000 shares of which are subject to stockholder approval at the Annual Meeting) either by direct award or sale or upon exercise of options granted to employees (including officers and directors who are also employees), non-employee directors and their affiliates, and consultants and advisors of the Company who are not directors. The Stock Incentive Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify as such under section 422 of the Code, and nonstatutory stock options ("NSOs"). ISOs may be granted only to common-law employees of the Company or a subsidiary. NSOs may be granted to non-employee directors or to affiliates of such non-employee directors.

     The Stock Incentive Plan provides that options granted to any optionee in a single calendar year may not cover more than 300,000 shares. In addition, of the shares available under the Stock Incentive Plan, no more than 30% in the aggregate are available for grant to non-employee directors. If any options granted under the Stock Incentive Plan expire or are canceled without having been exercised in full, the shares allocable to the unexercised portion of such options shall again become available for grant under the Stock Incentive Plan. If shares issued under the Stock Incentive Plan are forfeited, they also become available for new grants.

     As of March 15, 1999, there were 101 employees, seven non-employee directors and two consultants eligible to participate in the Stock Incentive Plan. As of March 15, 1999, the Company's Chief Executive Officer, each of the Named Officers, all current executive officers of the Company as a group, all current directors who are not executive officers as a group, each nominee for election as a director, all current employees of the Company as a group (excluding all current executive officers), and all consultants of the Company as a group had received options to purchase shares of the Company's Common Stock under the Stock Incentive Plan as follows: Alain B. Schreiber, President and Chief Executive Officer, 273,000 shares; Deirdre Y. Gillespie, Executive Vice President and Chief Business Officer, 127,000 shares; Martha J. Demski, Vice President and Chief Financial Officer, 100,132 shares; Jon A. Norman, Vice President, Research, 173,000 shares; and George J. Gray, Vice President, Operations 90,000 shares; all current executive officers of the Company as a group, 824,132 shares; all current directors who are not executive officers as a group, 165,000 shares; Philip M. Young, 25,000 shares; all current employees of the Company as a group (excluding all current executive officers) 901,086 shares; and all consultants of the Company as a group, 35,000 shares. As of March 15, 1999, options to purchase an aggregate of 1,668,372 shares of Common Stock at an average exercise price of $13.70 per share were outstanding under the Stock Incentive Plan. To date, all stock options have been granted with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. As of March 15, 1999, no shares of Common Stock have been issued for direct sale under the Stock Incentive Plan. As of March 15, 1999, a total of 1,274,782 shares of Common Stock (750,000 shares of which are subject to stockholder approval at the Annual Meeting) are available for future options, grants or direct sales under the Stock Incentive Plan. On March 15, 1999, the closing price for the Company's Common Stock on the Nasdaq National Market was $10.75.

     The allocation of the additional shares of stock which the stockholders are being asked to approve hereby has not been determined. Pursuant to the terms of the Stock Incentive Plan, the Stock Plan Committee will determine the number of options (and any other awards) to be allocated to employees and non-employee directors under the Stock Incentive Plan in the future, and such allocations may only be made in accordance with the provisions of the Stock Incentive Plan as described herein.

TERMS OF OPTIONS

     Stock options granted pursuant to the Stock Incentive Plan will vest at the time or times determined by the Stock Plan Committee and must be exercised by the optionee within a term determined by the Committee. The maximum term of each option granted under the Stock Incentive Plan is 10 years (5 years in the case of an ISO granted to a 10% stockholder).

     The exercise price of ISOs and NSOs must not be less than 100% of the fair market value of the Common Stock on the date of the grant (110% in the case of an ISO grant to a 10% stockholder). Under the Stock Incentive Plan, the exercise price is payable in cash or Common Stock or by full-recourse promissory note. The Stock Incentive Plan also permits an optionee to pay the exercise price of an option by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the optionee's shares and deliver all or a part of the sale proceeds to the Company in payment of all or part of the exercise price and any withholding taxes or by delivery of an irrevocable direction to pledge the optionee's shares to a securities broker or lender approved by the Company as security for a loan and to deliver all or part of the loan proceeds to the Company in payment of all or part of the exercise price and any withholding taxes.

TERMS OF SHARES OFFERED FOR SALE

     The terms of any sale of shares of Common Stock under the Stock Incentive Plan will be set forth in a Common Stock purchase agreement to be entered into between the Company and each purchaser. The terms of the stock purchase agreements entered into under the Stock Incentive Plan need not be identical, and the Stock Plan Committee determines all terms and conditions of each such agreement, consistent with the Stock Incentive Plan. The purchase price for shares sold under the Stock Incentive Plan may not be less than the par value of such shares. The purchase price may be paid, at the Stock Plan Committee's discretion, with a full-recourse promissory note secured by the shares, except that the par value of the shares must be paid in cash. Shares may also be awarded under the Stock Incentive Plan in consideration of services rendered prior to the award, without a cash payment by the recipient.

     Shares sold under the Stock Incentive Plan vest upon satisfaction of the conditions specified in the stock purchase agreement. Vesting conditions are determined by the Stock Plan Committee and may be based on the recipient's service, individual performance, the Company's performance or such other criteria as the Stock Plan Committee may adopt. Shares may be subject to repurchase by the Company at their original purchase price in the event that any applicable vesting conditions are not satisfied. Shares sold under the Stock Incentive Plan will be subject to restrictions on resale or transfer until they have vested. Any right to acquire shares under the Stock Incentive Plan (other than an option) will automatically expire if not exercised within 30 days after the grant of such right was communicated by the Stock Plan Committee. A holder of shares sold under the Stock Incentive Plan has the same voting, dividend and other rights as the Company's other stockholders.

DURATION, AMENDMENT AND TERMINATION

     The Board of Directors may amend, suspend or terminate the Stock Incentive Plan at any time, except that any such amendment, suspension or termination shall not affect any option previously granted. Any amendment of the Stock Incentive Plan is subject to approval of the Company's stockholders only to the extent required by applicable law. Unless sooner terminated by the Board of Directors, the Stock Incentive Plan will terminate on March 2, 2009, and no further options may be granted or stock sold pursuant to such plan following the termination date.

EFFECT OF CERTAIN CORPORATE EVENTS

     Outstanding awards under the Stock Incentive Plan provide for the automatic vesting of employee stock options and (in the case of Common Stock purchase agreements) the automatic termination of the Company's right of repurchase upon a change of control. Future employee stock option agreements and common stock purchase agreements entered into pursuant to the Stock Incentive Plan will contain similar provisions, unless otherwise determined by the Stock Plan Committee.

     For purposes of the Stock Incentive Plan, the term "change in control" means either of the following events: (1) a change in the composition of the Board of Directors after which fewer than one-half of the incumbent directors either had been directors of the Company 24 months prior to such change or were elected or nominated for election to the Board of Directors with the approval of a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or (2) any person becomes, by acquisition or aggregation of securities, the beneficial owner of securities representing 50% or more of the combined voting power of the Company's then outstanding securities. A change in the relative beneficial ownership under (2) above by reason of a reduction in the number of outstanding securities of the Company will be disregarded.

     In the event of a subdivision of the outstanding Common Stock, a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, a declaration of a dividend payable in Common Stock or in a form other than Common Stock in an amount that has a material effect on the price of the shares, a recapitalization, spinoff, reclassification, or a similar occurrence, the Stock Plan Committee will make adjustments in the number and/or exercise price of options and/or the number of shares available under the Stock Incentive Plan, as appropriate.

     In the event of a merger or other reorganization, outstanding options will be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by the Company (if the Company is the surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one share under the agreement of merger or reorganization and the exercise price for each option, or for the acceleration of the exercisability of each option followed by the cancellation of options not exercised or settled, in all cases without the optionee's consent.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS UNDER THE STOCK INCENTIVE PLAN

     Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise; the Company generally will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Stock Incentive Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an NSO. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S AMENDMENT TO THE AMENDED AND RESTATED STOCK INCENTIVE PLAN.

                                      PROPOSAL 3

                         RATIFICATION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ended December 31, 1999, subject to ratification by the stockholders. Arthur Andersen LLP has audited the Company's financial statements since 1990. Representatives of Arthur Andersen LLP are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                  STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     If a stockholder wishes to have a stockholder proposal considered at the Company's 2000 Annual Meeting, the stockholder must have given timely notice of the proposal in writing to the Secretary of the Company. To be timely, a stockholder's notice of the proposal must be delivered to or mailed and received at the executive offices of the Company not less than 50 days nor more than 75 days prior to the date of the 2000 Annual Meeting. However, if less than 65 days notice (including notice by prior public disclosure) of the 2000 Annual Meeting date is provided to stockholders, notice of a stockholder proposal will be timely if it is received no later than the close of business on the 15th day following the date on which the notice of the 2000 Annual Meeting date was mailed or public disclosure of such date was made.

     Proposals of stockholders of the Company that are intended by a stockholder to be included in the Company's proxy statement and form of proxy for the 2000 Annual Meeting must be received by the Secretary of the Company no later than December 13, 1999.

                                    OTHER MATTERS

     The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.


               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to file timely these reports.

All of the filing requirements were timely satisfied. In making this disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that have been filed with the Commission.

     Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

                                        By order of the Board of Directors.

                                        /s/ Martha J. Demski

                                        Martha J. Demski
                                        Vice President, Chief Financial Officer,
                                        Secretary and Treasurer


San Diego, California
April 13, 1999

                                  VICAL INCORPORATED

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          FOR ANNUAL MEETING ON MAY 27, 1999

     The undersigned stockholder of Vical Incorporated (the "Company") acknowledges receipt of Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated April 13, 1999, and the undersigned revokes all prior proxies and appoints Alain B. Schreiber, M.D. and Martha J. Demski, or each of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the San Diego Marriott La Jolla, 4240 La Jolla Village Drive, La Jolla, California, at 9:00 a.m. (San Diego time) on May 27, 1999, and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.



--------------------------------------------------------------------------------
                 -TRIANGLE-   FOLD AND DETACH HERE  -TRIANGLE-

                                                             PLEASE MARK  /X/
                                                            YOUR VOTES AS
                                                            INDICATED IN
                                                            THIS EXAMPLE


1.   ELECTION OF DIRECTORS:

     FOR each of the nominees                WITHHOLD AUTHORITY  to vote
     listed below (except as                 for the nominees for class I
     marked to the contrary below)           director listed below

               / /                                     / /


     Alain B. Schreiber, M.D.,
     Philip M. Young

     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
     ------------------------------------------------------------------------

2.   TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S STOCK INCENTIVE
     PLAN:

          FOR            AGAINST             ABSTAIN
          / /              / /                 / /

3. TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY:

          FOR            AGAINST             ABSTAIN
          / /              / /                 / /

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.



          VICAL INCORPORATED BOARD OF DIRECTORS PROXY
          ANNUAL MEETING OF STOCKHOLDERS MAY 27, 1999

          PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


______________________________________  _______________________________________
(Signature of Stockholder)              (Signature of Stockholder)

Dated this ________ day of ________, 1999

Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign.